EXHIBIT 32.1

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Noble Medical Products, Inc. (the “Company”) certifies that:

1.

The Quarterly Report on Form 10-QSB of the Company for the period ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 17, 2008

By: /s/ Richard Krutosik

Richard Krutosik,

Chief Executive Officer

and Chief Financial Officer